UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/02/2007

INSIGHTFUL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-020992

DE	04-2842217
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1700 Westlake Ave N, Suite 500, Seattle, WA 98109
(Address of principal executive offices, including zip code)

2068022365
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.01.    Completion of Acquisition or Disposition of Assets

On August 2, 2007, Insightful Corporation ("Insightful") sold its InFact-related search technology and associated intellectual property rights (the "Assets") to Hypertext Solutions, Inc. ("Hypertext"). The Assets were sold for $3.65 million in cash pursuant to an Asset Purchase Agreement (the "Agreement") between Insightful and Hypertext dated August 2, 2007 (the "Closing Date"). Other material terms of the Agreement are as follows:

- Certain employees and former employees of Insightful that participated in the development of the Assets (the "InFact Employees") will be employed by Hypertext;

- For a period of three (3) years from the Closing Date, Insightful will have a nonexclusive, non-sublicensable, worldwide, royalty-free license to the Assets, which Insightful may use solely as necessary for its continued support of its current InFact customers ("Support License");

- For a period of twelve (12) months from the Closing Date, Insightful will not compete with Hypertext in the business of search and information discovery applications for the consumer Internet;

- For a period of twelve (12) months from the Closing Date, Insightful will not solicit the InFact Employees and Hypertext will not solicit any employees of Insightful (other than the InFact Employees) that participated in the development of the Assets; and

- Each of the parties will indemnify the other with respect to the indemnifying party's fraud or breach of its covenants, representations and warranties in the Agreement. In addition, Insightful will indemnify Hypertext with respect to liabilities not assumed by Hypertext (including, but not limited to, liabilities relating to the Assets with respect to any period before the Closing Date), and Hypertext will indemnify Insightful with respect to liabilities assumed by Hypertext (including, but not limited to, liabilities relating to certain assumed contracts and liabilities relating to the Assets with respect to any period after the Closing Date), and the transfer of third party data. The aggregate liability of either party for indemnification under the Agreement will not exceed the purchase price of $3.65 million.

A copy of the Asset Purchase Agreement is attached as Exhibit 2.1 and is incorporated into this current report by reference. This summary of the provisions of the Agreement is not complete, and you should refer to the exhibit for a copy of the actual agreement. A copy of the press release dated August 2, 2007 announcing the sale is attached as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

2.1         Asset Purchase Agreement dated August 2, 2007, between Insightful Corporation and Hypertext Solutions Inc.

99.1         Press Release dated August 2, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGHTFUL CORPORATION

Date: August 08, 2007	By:	/s/ Jeffrey E. Coombs
Jeffrey E. Coombs
President and CEO

Exhibit Index

Exhibit No.	Description
EX-2.1	Asset Purchase Agreement dated August 2, 2007, between Insightful Corporation and Hypertext Solutions Inc.
EX-99.1	Press Release dated August 2, 2007.